As filed with the Securities and Exchange Commission on April 1, 2014

Registration Statement No. 333-147444_

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALASKA PACIFIC BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Alaska		92-0167101
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2049 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip code)

Alaska Pacific Bancshares, Inc. 2003 Stock Option Plan
(Full title of the plan)

John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

Deregistration of Securities

Alaska Pacific Bancshares, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 in order to deregister certain shares of its common stock, $0.01 par value per share (the “Common Stock”), that were previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 16, 2007 (Registration Statement No. 333-147444) (the “Registration Statement”).  The Registration Statement registered 32,000 shares of the Common Stock of the Company issuable under the Alaska Pacific Bancshares, Inc. 2003 Stock Option Plan.

Pursuant to the Agreement and Plan of Merger, dated as of October 21, 2013, by and among the Company, Alaska Pacific Bank, Northrim BanCorp, Inc. (“Northrim”), Northrim Merger Sub, Inc. and Northrim Bank (the “Agreement”), the Company is being merged with and into Northrim, to be effective on April 1, 2014 (the “Merger”), and Alaska Pacific Bank, the wholly-owned subsidiary of the Company, is being merged with and into Northrim Bank, the wholly-owned subsidiary of Northrim.

In connection with the Merger, the Company has terminated the offering of its Common Stock, including any Common Stock underlying options, that was registered under the Registration Statement.  In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to remove from registration all shares of the Company’s Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juneau, State of Alaska, on April 1, 2014.

ALASKA PACIFIC BANCHSARES, INC.

By:/s/ Craig E. Dahl
Craig E. Dahl President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby makes, constitutes and appoints Craig E. Dahl his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date

/s/ Craig E. Dahl	President and Chief Executive Officer (Principal	April 1, 2014
Craig E. Dahl	Executive Officer)

/s/ Julie M. Pierce	Senior Vice President and Chief Financial Officer	April 1, 2014
Julie M. Pierce	(Principal Financial and Accounting Officer)

/s/ Doug Andrew	Director	April 1, 2014
Doug Andrew

/s/ William A. Corbus	Director	April 1, 2014
William A. Corbus

/s/ Hugh N. Grant	Director	April 1, 2014
Hugh N. Grant

/s/ Scott C. Milner	Director	April 1, 2014
Scott C. Milner

/s/Maxwell S. Rule	Director	April 1, 2014
Maxwell S. Rule

/s/Linda Thomas	Director	April 1, 2014
Linda Thomas